Monarch Community Bancorp, Inc. 10-K

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-105546, 333-105548 and 333-161156 on Form S-8 of our report dated March 27, 2014, relating to the consolidated financial statements of Monarch Community Bancorp, Inc. and Subsidiaries, as of December 31, 2013, which appear in or are incorporated by reference in the December 31, 2013 Annual Report on Form 10-K of Monarch Community Bancorp, Inc.

/s/ Plante & Moran, PLLC

Grand Rapids, Michigan

March 31, 2014